UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 19, 2026

Toppoint Holdings Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-42471	92-2375560
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 Kenas Road, North Wales, PA	19454
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 551-866-1320

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	TOPP	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 19, 2026, Toppoint Holdings Inc., a Nevada corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain investors (collectively, the “Purchasers”), pursuant to which the Company agreed to issue and sell to the Purchasers, in a private placement, an aggregate of 5,000,000 shares of the Company’s common stock, par value $0.0001 per share (the “Shares”), at a purchase price of $0.83 per share, for aggregate gross proceeds to the Company of $4,150,000.

The purchase price was the “Minimum Price” as defined in Section 713 of the NYSE American LLC Company Guide on May 18, 2026. The closing of the sale of the Shares (the “Closing”) is expected to occur on or around May 28, 2026, following the satisfaction or waiver of the conditions set forth in the Purchase Agreement.

Pursuant to the Purchase Agreement, the Company agreed, among other things, to issue the Shares to the Purchasers against payment of the applicable purchase price by wire transfer of immediately available funds. The Purchase Agreement contains customary representations, warranties, covenants, closing conditions and termination provisions for a transaction of this nature. The Company agreed to use the net proceeds from the sale of the Shares for general corporate and working capital purposes.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth above in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Shares were offered and sold by the Company in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506(b) of Regulation D and Regulation S promulgated thereunder. In connection with the sale of the Shares, the Company relied on the representations of each Purchaser, including, as applicable, that such Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D and/or is not a U.S. person and was acquiring the Shares in an offshore transaction in compliance with Regulation S. The Shares have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated May 19, 2026, by and among Toppoint Holdings Inc. and the purchasers thereto.*
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

*	Certain identified information has been omitted from this exhibit because it is not material and is the type that the registrant treats as private or confidential. In addition, certain personal information has been omitted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K. The registrant agrees to furnish supplementally an unredacted copy of this exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2026	Toppoint Holdings Inc.

	By:	/s/ Hok C Chan
	Name:	Hok C Chan
	Title:	Chief Executive Officer and President

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